Exhibit 10.5

SECOND AMENDMENT

TO

MANAGEMENT AGREEMENT

This Second Amendment to Management Agreement (this “Amendment”) is entered into as of November 3, 2021 by and among NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), and NexPoint Real Estate Advisors VII, L.P., a Delaware limited partnership (the “Manager”). All capitalized terms used herein and not otherwise defined have the respective meaning given to such terms in the Management Agreement (as defined below).

RECITALS

A.    The parties hereto previously entered into that certain Management Agreement, dated February 6, 2020 (the “Management Agreement”).

B.    The parties hereto previously entered in that certain First Amendment to Management Agreement, entered into as of July 17, 2020.

C.    In accordance with Section 13(b) and Section 19 of the Management Agreement, the parties hereto desire to amend certain provisions of the Management Agreement as set forth herein.

Agreement

Section 1. Termination Upon Assignment. Section 13(c) of the Management Agreement is hereby amended to add the following sentence at the end of Section 13(c):

In addition, the Agreement shall terminate in the event of an Advisers Act Assignment and shall be of no further force or effect without the express written consent of the Company.

The following definition is hereby added to Section 1 of the Agreement:

“Advisers Act Assignment” means the “assignment” of the Agreement, as the term “assignment” in defined in Section 202(a)(1) and used in Section 205(a)(2) of the Investment Advisers Act of 1940.

Section 2. Termination Fee Upon Assignment. Section 14(a) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

(a) Amounts Owed. The Company shall pay the Manager the Termination Fee before or on the last day of the Initial Term, the Automatic Renewal Term or the end of the 30-day period, as the case may be (the “Effective Termination Date”) upon termination of this Agreement, provided that the Company is not required to pay the Manager the Termination Fee if this Agreement is terminated by the Company as a result of a Cause Event or is terminated due to an Advisers Act Assignment.

Section 3. Notice of Manager Membership Changes. Section 12 of the Management Agreement is hereby amended to add the following sentence at the end of the Section:

In addition, the Manager shall notify the Company of any change in the membership of the Manager within a reasonable time after such change.

Section 4. Amendment Provision. Section 13(b) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing meeting the requirements of Section 19. Notwithstanding the foregoing, a provision of this Agreement may be waived by an instrument in writing signed by the party against which enforcement of the waiver is sought. Any amendment of this Agreement shall be approved by either (i) the Company’s Board of Directors or (ii) a vote of the Company’s stockholders.

Section 5. Annual Renewals. Section 13(a) of the Management Agreement is hereby amended and restated in its entirety to read as follows:

(a) Duration. This Agreement shall become effective on the date first set forth above. Unless terminated as herein provided, this Agreement shall remain in full force and effect until February 6, 2023 (the “Initial Term”). Subsequent to the Initial Term, this Agreement shall be deemed to be automatically renewed for successive additional one-year periods (each, an “Automatic Renewal Term”), unless the Company or the Manager elects not to renew this Agreement in accordance with Section 13(c) below.

Section 6. Earnings Available for Distribution. The definition of “Core Earnings” as set forth in Section 1 of the Management Agreement is hereby amended and restated in its entirety to read as follows:

"Earnings Available for Distribution" means the net income (loss) attributable to the common stockholders of the Company, computed in accordance with GAAP, including realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. Net income (loss) attributable to common stockholders may also be adjusted for the effects of certain GAAP adjustments and transactions that may not be indicative of the Company’s current operations, in each case after discussions between the Manager and the Independent Directors and approved by a majority of the Independent Directors.

The Management Agreement is hereby further amended to replace each appearance of the term “Core Earnings” with “Earnings Available for Distribution.”

Section 7. Miscellaneous.

(a)    Effect of Amendment. This Amendment is limited as specified herein and shall not constitute a modification, amendment or waiver of any other provision of the Management Agreement. Except as specifically amended by this Amendment, all other provisions of the Management Agreement are hereby ratified and remain in full force and effect.

(b)    Single Document. From and after the date hereof, all references to the Management Agreement shall be deemed to be references to the Management Agreement as amended by this Amendment.

(c)    Severability. The provisions of this Agreement are independent and severable from each other and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e)    Headings. The headings in this Amendment are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this SECOND AMENDMENT TO MANAGEMENT AGREEMENT as of the date first written above.

NEXPOINT REAL ESTATE FINANCE, INC.

By: /s/ Brian Mitts
Name:         Brian Mitts

Title:           Chief Financial Officer, Executive

                    VP-Finance, Secretary and

                    Treasurer

NEXPOINT REAL ESTATE ADVISORS VII, L.P.

By: /s/ Brian Mitts
Name:         Brian Mitts

Title:           Chief Financial Officer, Executive

                    VP-Finance, Secretary and

                    Treasurer